Exhibit 99.1

Planet Fitness to Announce Plans for the Next Stage of Strategic Growth and Shareholder Value Creation at its 2022 Investor Day

Company to highlight the strength of its leading asset-light franchise model and introduce growth algorithm

Event is live at 10:00a.m. ET

11/15/2022

HAMPTON, N.H., November 15, 2022 /PRNewswire/ – Planet Fitness, Inc. (NYSE: PLNT), one of the largest and fastest-growing franchisors and operators of fitness centers with more members than any other fitness brand, announced it will be hosting the Company’s first-ever Investor Day today in New York City. At the inaugural event, Planet Fitness will address how it is continuing to break down fitness barriers for future generations by building on 30 years of consistent, reliable growth through its disruptive brand and disciplined franchise model.

Additional key points to be shared during the event include:

•The potential to double the size of its existing member base, based on the Company’s historic ability to do so and its proven ability to gain greater share of each successive generational demographic
•The opportunity to continue to grow store count and average unit volumes past the original planned unit expectations for a market and management’s view on how that dynamic is being replicated nationally
•The diversity of Planet Fitness’ membership base created by the brand’s broad demographic appeal coupled with its size and scale advantage over the competition
•Evolved marketing strategies that drive member growth by reinforcing Planet Fitness’ authentic, judgement-free environment and inspiring first-time gym goers to start their fitness journeys
•New and unique digital features via the Planet Fitness mobile app aimed at deepening the member relationship and engaging them inside and outside of the gym for an enhanced member experience
•Plans to accelerate international growth and bring the Planet Fitness Judgement Free approach to more countries
•Capital allocation prioritization and the Company’s newly announced $500 million share repurchase authorization

“We emerged as the clear industry winner coming out of the global pandemic, having entered it from a position of strength at both the franchisor and franchisee levels,” said Chris Rondeau, Chief Executive Officer. “We are excited to announce new growth targets for our business, leveraging the knowledge we’ve built over the last 30 years to capitalize on the greater importance that people are putting on their overall health and wellness. With this Investor Day event, we will lay out our growth strategy that builds on our growing momentum to drive significant store and membership growth that translates into best-in-class franchisee profits enabling us to continue to enhance people’s lives through our high-quality, affordable fitness experience.”

Long-term Growth Targets

At the Investor Day event, the Company is providing the following 3-year annual financial targets:
•Annual Revenue: Low-to-mid teens percent growth
•Annual Adjusted EBITDA: High teens percent growth
•Annual Adjusted Earnings per share: Low-to-mid 20 percent growth with the higher end of the range achieved through share repurchases

Tom Fitzgerald, Chief Financial Officer stated, “Today we will outline our collective plans and roadmap for achieving significant financial targets and milestones. We are operating from a position of solid financial and balance sheet strength, with tailwinds that support market penetration and strengthen our growth trajectory. We are excited about the opportunity ahead of us, and we firmly believe that the strategy and opportunities we will outline today will create sustainable long-term value for our shareholders and stakeholders.”

Live Webcast

The event will begin at 10:00 a.m. Eastern Standard Time (EST) and is expected to conclude at 12:00 p.m. EST. A live broadcast and on-demand replay of the event will be available at http://investor.planetfitness.com/investors/events-and-presentations/events-calendar/event-details/2022/Investor-Day/default.aspx. An investor presentation will also be made available on the Events & Presentations tab on the Planet Fitness investor relations website.

Presentation of Financial Measures

The financial information presented in this press release includes non-GAAP financial measures such as Adjusted EBITDA and Adjusted earnings per share to provide measures that we believe are useful to investors in evaluating the Company’s performance. These non-GAAP financial measures are supplemental measures of the Company’s performance that are neither required by, nor presented in accordance with GAAP. These financial measures should not be considered in isolation or as substitutes for GAAP financial measures such as net income or any other performance measures derived in accordance with GAAP. In addition, in the future, the Company may incur expenses or charges such as those added back to calculate these non-GAAP measures. The Company’s presentation of these non-GAAP measures should not be construed as an inference that the Company’s future results will be unaffected by similar amounts or other unusual or nonrecurring items.

The non-GAAP financial measures used in our long-term growth targets will differ from their most directly comparable GAAP measures in ways similar to those in reconciliations the Company has previously provided in its disclosure with the Securities and Exchange Commission (SEC). We do not provide growth targets for net income or net income per share, diluted, determined in accordance with GAAP or a reconciliation of guidance for Adjusted EBITDA and Adjusted earnings per share to the most directly comparable GAAP measure because we are not able to predict with reasonable certainty the amount or nature of all items that will be included in our net income and net income per share, diluted, for the applicable period. Accordingly, a reconciliation of the Company’s growth targets for these non-GAAP measures to the most directly comparable GAAP measure cannot be made available without unreasonable effort. These items are uncertain, depend on many factors and could have a material impact on our net income and net income per share, diluted, for the applicable period.

About Planet Fitness

Founded in 1992 in Dover, NH, Planet Fitness is one of the largest and fastest-growing franchisors and operators of fitness centers in the United States by number of members and locations. As of September 30, 2022, Planet Fitness had more than 16.6 million members and 2,353 stores in 50 states, the District of Columbia, Puerto Rico, Canada, Panama, Mexico and Australia. The Company's mission is to enhance people's lives by providing a high-quality fitness experience in a welcoming, non-intimidating environment, which we call the Judgement Free Zone®. More than 90% of Planet Fitness stores are owned and operated by independent business men and women.

Investor Contact:
Stacey Caravella
investor@planetfitness.com
603-750-4674

Media Contacts:
McCall Gosselin, Planet Fitness
mccall.gosselin@pfhq.com
603-957-4650

Brittany Fraser, ICR
brittany.fraser@icrinc.com
917-658-8750

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the federal securities laws, which involve risks and uncertainties. Forward-looking statements include the Company’s statements with respect to expected future performance presented under the headings “Additional Key Points to be Shared During the Event” and “Long-Term Growth Targets,” those attributed to the Company’s Chief Executive Officer and Chief Financial Officer in this press release, including with respect to the Company’s growth opportunities, ability to create long-term value for our shareholders, long-term store and member growth, and other statements, estimates and projections that do not relate solely to historical facts. Forward-looking statements can be identified by words such as "believe," “expect,” “goal,” plan,” “will,” “prospects,” “future,” “strategy,” “projected” and similar references to future periods, although not all forward-looking statements include these identifying words. Forward-looking statements are not assurances of future performance. Instead, they are based only on the Company’s current beliefs, expectations and assumptions regarding the future of the business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the Company’s control. Actual results and financial condition may differ materially from those indicated in the forward-looking statements. Important factors that could cause our actual results to differ materially include risks and uncertainties associated with the duration and impact of COVID-19, which has resulted and may in the future result in store closures and a decrease in our net membership base and may give rise to or heighten one or more of the other risks and uncertainties described herein, competition in the fitness industry, the Company’s and franchisees’ ability to attract and retain members, the Company's and franchisees' ability to identify and secure suitable sites for new franchise stores, changes in consumer demand, changes in equipment costs, the Company’s ability to expand into new markets domestically and internationally, operating costs for the Company and franchisees generally, availability and cost of capital for franchisees, acquisition activity, developments and changes in laws and regulations, our substantial increased indebtedness as a result of our refinancing and securitization transactions and our ability to incur additional indebtedness or refinance that indebtedness in the future, our future financial performance and our ability to pay principal and interest on our indebtedness, our corporate structure and tax receivable agreements, failures, interruptions or security breaches of the Company's information systems or technology, our ability to successfully integrate and realize the anticipated benefits from the Sunshine Acquisition, general economic conditions and the other factors described in the Company’s annual report on Form 10-K for the year ended December 31, 2021, and the Company’s other filings with the SEC. In light of the significant risks and uncertainties inherent in forward-looking statements, investors should not place undue reliance on forward-looking statements, which reflect the Company’s views only as of the date of this press release. Except as required by law, neither the Company nor any of its affiliates or representatives undertake any obligation to provide additional information or to correct or update any information set forth in this release, whether as a result of new information, future developments or otherwise.